UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2014
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02	DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 10, 2014 the stockholders of General Motors Company ("GM" or the “Company”) approved the 2014 Long-Term Incentive Plan (the “LTIP”) and the 2014 Short-Term Incentive Plan (the “STIP”).

The LTIP authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards to selected employees, consultants, advisors and non-employee directors of the Company. The stockholders approved a maximum of 60 million shares available for issuance under the LTIP, with a maximum annual grant to any one individual under the plan of 1 million shares.

Under the STIP, grants of target awards may be made based on the establishment of one or more performance metrics by the Executive Compensation Committee of the Company’s Board of Directors.  Target awards may become final  awards based on the relative achievement of the selected metrics, and any payment of final awards will be made in cash subsequent to the determination of the actual performance achieved during the performance period.  The maximum final award payable to any one individual under the STIP is $7.5 million.

The above description of the LTIP and STIP does not purport to be complete, and is qualified in its entirety to the full text of the LTIP and STIP, set forth in Exhibits 10.1 and 10.2, respectively, and incorporated in this Item by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At its meeting on June 10, 2014, the Board of Directors (the “Board”) of GM approved an amendment to its bylaws to add a new section 3.9 creating the Operating Risk Committee. In addition, the Board approved an amendment to section 3.1 of the bylaws, “Committees of the Board of Directors”, to add the Operating Risk Committee to a list of the standing committees of the Board. Both amendments were effective immediately.

The above description of the amendments to the Company’s bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of section 3.1 and 3.9 of the bylaws as amended, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the stockholders of GM was held on June 10, 2014. The final votes on the matters submitted to the stockholders were as follows:

Item No. 1-Nomination and Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Joseph J. Ashton	1,173,082,754	21,261,238	2,758,420	129,782,722
Mary T. Barra	1,193,162,409	1,262,283	2,677,720	129,782,722
Erroll B. Davis, Jr.	1,085,990,970	108,200,246	2,911,196	129,782,722
Stephen J. Girsky	1,111,878,469	82,495,585	2,728,358	129,782,722
E. Neville Isdell	1,110,235,529	84,136,572	2,730,311	129,782,722
Kathryn V. Marinello	1,105,351,961	89,035,083	2,715,368	129,782,722
Michael G. Mullen	1,191,406,388	2,812,063	2,883,961	129,782,722
James J. Mulva	1,109,143,934	85,218,193	2,740,285	129,782,722
Patricia F. Russo	1,042,008,759	152,413,154	2,680,499	129,782,722
Thomas M. Schoewe	1,188,967,373	5,396,487	2,738,552	129,782,722
Theodore M. Solso	1,188,977,946	7,098,391	1,026,075	129,782,722
Carol M. Stephenson	1,178,736,013	15,521,709	2,844,690	129,782,722
John Lauve	1	1,197,102,412	—	129,782,722
Dean Fitzpatrick	1	1,197,102,412	—	129,782,722

Item No. 2-Ratification of the Selection of Deloitte & Touche LLP as GM's Independent Registered Public Accounting Firm for the Year 2014

For	Against	Abstain	Broker Non-Votes
1,308,836,165	13,219,802	4,829,168	—

Item No. 3-Advisory Vote to Approve Compensation Paid to GM's Named Executive Officers

For	Against	Abstain	Broker Non-Votes
1,156,077,131	37,469,437	3,555,845	129,782,722

Item No. 4-Advisory Vote to Approve the Frequency of a Stockholder Advisory Vote on Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
992,741,138	4,812,584	196,575,260	2,973,431	129,782,722

Item No. 5-Approval of the General Motors Company 2014 Short-Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
1,144,375,099	49,185,505	3,541,809	129,782,722

Item No. 6- Approval of the General Motors Company 2014 Long-Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
1,137,888,066	55,580,871	3,633,476	129,782,722

Item No. 7-Stockholder Vote Regarding Cumulative Voting

For	Against	Abstain	Broker Non-Votes
431,138,180	761,816,437	4,147,796	129,782,722

Item No. 8-Stockholder Proposal Regarding Independent Board Chairman

For	Against	Abstain	Broker Non-Votes
463,865,115	732,096,255	1,141,043	129,782,722

ITEM 8.01	OTHER EVENTS

The Board of Directors has authorized the Company to repurchase up to 5 million shares of common stock, which is intended to offset dilution from a June 2014 grant under the LTIP.

ITEM 9.01	FINANCIAL STATEMENTS AND SCHEDULES

EXHIBITS

Exhibit No.	Description	Method of Filing

Exhibit 3.1	Sections 3.1 and 3.9 of the Bylaws of General Motors Company, as amended	Attached as Exhibit
Exhibit 10.1	2014 Long-Term Incentive Plan	Attached as Exhibit
Exhibit 10.2	2014 Short-Term Incentive Plan	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ THOMAS S. TIMKO
Date: June 12, 2014	By:	Thomas S. Timko Vice President, Controller and Chief Accounting Officer